     As filed with the Securities and Exchange Commission on June 15, 1998
                                                           Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              -------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------

                             QUANTA SERVICES, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                                      74-2851603
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                         3555 TIMMONS LANE, SUITE 610
                             HOUSTON, TEXAS  77027
                                (713) 629-7600
             (Address of registrant's principal executive offices)

                            STOCK OWNERSHIP PLAN OF
                        NORAM TELECOMMUNICATIONS, INC.
                             (Full Title of Plan)

                              -------------------

        John R. Colson           Copy to:           Eric A. Blumrosen
   Chief Executive Officer                  Gardere Wynne Sewell & Riggs, L.L.P.
 3555 Timmons Lane, Suite 610                   333 Clay Avenue, Suite 800
    Houston, Texas  77027                       Houston, Texas  77002-4086
        (713) 629-7600                                 (713) 308-5533

         (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
       TITLE OF EACH CLASS                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
       OF SECURITIES TO BE            AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
           REGISTERED              REGISTERED (1) (2)       SHARE (3)            PRICE (1)(3)       REGISTRATION FEE (3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.00001 par value     303,556 shares          $13.719               $4,164,485              $1,229
=======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The shares of Common Stock, $.00001 par value ("Common Stock"), of Quanta Services, Inc., a Delaware corporation (the "Registrant"), being registered hereby consist of shares held by the Trustee pursuant to Stock Ownership Plan of NorAm Telecommunications, Inc. (the "Plan") for the accounts of participants.
(3) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for Common Stock on June 8, 1998, as reported on The New York Stock Exchange, Inc.

================================================================================

                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

       (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 001-13831), filed with the Commission on March 31, 1998;

       (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (Commission File No. 001-13831), filed with the Commission on May 6, 1998; and

       (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on January 28, 1998 (as amended by the Registrant's Amendment No. 1 to Form 8-A filed with the Commission on February 5, 1998, and the Registrant's Amendment No. 2 to Form 8-A filed with the Commission on February 6, 1998).

     In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The consolidated financial statements and schedules incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated on their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Edward E. Rhyne, General Counsel for the Registrant, has rendered an opinion as to the legality of the securities being registered hereby. Mr. Rhyne holds options to purchase 60,000 shares of Common Stock, all of which are exercisable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law
--------------------------------

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of
Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 102(b)(7) of the DGCL provides that a certificate of poration may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Amended and Restated Certificate of Incorporation
-------------------------------------------------

     The Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided for in Section 174 of the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Amended and Restated Certificate of Incorporation by the stockholders of the Registrant shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Registrant existing at the time of such repeal or modification.

Bylaws
------

     The Bylaws of the Registrant provide that the Registrant will indemnify and hold harmless any director or officer of the Registrant to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement, and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Registrant and further provide that the Registrant may, but is not required to, indemnify and hold harmless any employee or agent of the Registrant or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Registrant; provided, however, that the Registrant is only required to indemnify persons serving as directors, officers, employees, or agents of the Registrant for the expenses incurred in a proceeding if such person has met the standards of conduct that make it permissible under the laws of the State of Delaware for the Registrant to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Registrant. The Bylaws further provide that, in the event of any threatened or pending action, suit, or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Registrant will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Registrant of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Registrant as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

Insurance
---------

     The Registrant intends to maintain liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Stock Ownership Plan of NorAm Telecommunications, Inc., dated as of December 17, 1996.

     4.2 Stock Ownership Plan of NorAm Telecommunications, Inc., Amendment No. 1, executed August 15, 1997.

     5.1   Opinion of Edward E. Rhyne, General Counsel of the Registrant.

     5.2   Internal Revenue Service Determination Letter dated July 16, 1997.

     23.1  Consent of Arthur Andersen LLP.

     23.2  Consent of Edward E. Rhyne (included as part of Exhibit 5.1).

     24.1 Power of Attorney (set forth on the signature pages of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     Registrant hereby undertakes that it will submit all amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

     The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     --------  -------
     (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of June, 1998.


                             QUANTA SERVICES, INC.



                             By: /s/ JOHN R. COLSON
                                --------------------------------------------
                                  John R. Colson, Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints John R. Colson and Edward E. Rhyne and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of interests in the Plan and shares of Common Stock issuable pursuant to such Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 15th day of June, 1998.

Name                                  Title
----                                  -----


/s/ JOHN R. COLSON                    Chief Executive Officer and director
-------------------------------       (principal executive officer)
John R. Colson


/s/ JAMES H. HADDOX                   Chief Financial Officer
-------------------------------       (principal financial and accounting
James H. Haddox                       officer)



/s/ VINCENT D. FOSTER                 Director
-------------------------------
Vincent D. Foster


/s/ JOHN R. WILSON                    Director
-------------------------------
John R. Wilson


/s/ TIMOTHY A. SOULE                  Director
-------------------------------
Timothy A. Soule

Name                                  Title
----                                  -----


/s/ JOHN A. MARTELL                   Director
-------------------------------
John A. Martell


/s/ GARY A. TUCCI                     Director
-------------------------------
Gary A. Tucci


/s/ JAMES R. BALL                     Director
-------------------------------
James R. Ball


/s/ RODNEY D. PROTO                   Director
-------------------------------
Rodney D. Proto


/s/ MICHAEL T. WILLIS                 Director
------------------------------
Michael T. Willis

     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
Trustee of the Plan has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on the 15th day of June, 1998.


                            STOCK OWNERSHIP PLAN OF NORAM
                            TELECOMMUNICATIONS, INC.


                            By: /s/ DAVID RYAN
                               -----------------------------------
                               David Ryan, Trustee

                               INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number   Exhibit                                                        Page
------   -------                                                    ------------

4.1 Stock Ownership Plan of NorAm Telecommunications, Inc., dated as of December 17, 1996.

4.2      Stock Ownership Plan of NorAm Telecommunications, Inc.,
         Amendment No. 1, executed August 15, 1997.

5.1      Opinion of Edward E. Rhyne, General Counsel of the Registrant.

5.2      Internal Revenue Service Determination Letter dated July 16, 1997.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Edward E. Rhyne (included as part of Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature pages of this Registration Statement).